July 13, 1995


Intrenet, Inc.
400 TechneCenter Drive, Suite 200
Milford, Ohio 45150

Ladies and Gentlemen:

      We have acted as counsel to Intrenet, Inc., an Indiana corporation (the "Company"), in connection with registration under the Securities Act of 1933, as amended (the "Act"), of 264,212 presently outstanding shares (the "Shares") of the Company's common stock, without par value. In connection with this opinion letter, we have examined the Company's Registration Statement on Form S-3 relating to the Shares (the "Registration Statement"), and originals or copies, identified to our satisfaction, of such documents, corporate records, instruments and other relevant materials as we deemed advisable, and we have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate.

      In making our examination of documents, we have assumed the genuineness of all signatures; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as copies; and the authenticity of the originals of such copies. As to facts material to this opinion, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

      The laws covered by the opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Indiana.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is existing as a corporation under the laws of the State of Indiana.

      2.    The Shares are validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus contained therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                    Yours very truly,


                                    /S/ BAKER & DANIELS


                                   EXHIBIT 5